UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2015
 _______________________________________________
EZCORP, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________________________

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
_______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure
On September 29, 2015, EZCORP, Inc. (the “Company” or “we”) issued a press release announcing our election to pay additional interest on our 2.125% Cash Convertible Senior Notes due 2019 (the “Notes) (CUSIP Number 302301AB2) as the sole remedy for the Event of Default that occurred as a result of our failure to timely file our periodic reports with the Trustee. A copy of that press release is furnished as Exhibit 99.1 to this Report.
Event of Default and Election to Pay Additional Interest
Under Section 5.02(a) of the Indenture, dated as of June 23, 2014 (the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Notes, we are required to file with the Trustee our annual, quarterly and other periodic reports within 15 days after those reports are required to be filed with the Securities and Exchange Commission (the “SEC”). As previously disclosed, we did not timely file with the SEC or the Trustee our Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Q2 Quarterly Report”) and, thus, were in default under the Indenture as of May 26, 2015. We notified the Trustee of such default on June 22, 2015, as required by Section 5.03(b) of the Indenture.
Pursuant to Section 7.01(f) of the Indenture, such default does not constitute an Event of Default (as defined in the Indenture) until the Trustee notifies us in writing of the default and we do not cure the default within 60 days after the receipt of such notice. We received a Notice of Default from the Trustee regarding our failure to timely file the Q2 Quarterly Report on July 29, 2015. The 60-day cure period specified in the Indenture expired on September 27, 2015, and an Event of Default under the Indenture exists as of that date.
Section 7.04(a) of the Indenture provides that we may elect, as the sole and exclusive remedy for the Event of Default during the first 180 days after the occurrence of the Event of Default, to pay additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes (the “Additional Interest”). We have elected to pay such Additional Interest, have notified the Trustee of such election and have requested the Trustee to notify the holders of Notes, all in accordance with the terms of the Indenture.
The Additional Interest will accrue on all outstanding Notes from, and including, September 27, 2015 (the date on which the Event of Default occurred) to the earlier of (a) the date on which the Event of Default is cured or waived or (b) March 24, 2016 (the 180th day from and after the date on which the Event of Default occurred). The Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.
If the Event of Default is not cured or waived on or before March 24, 2016, then on and after March 25, 2016, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately (an “Acceleration”). There are $230 million in aggregate principal amount of Notes outstanding. If we file the Q2 Quarterly Report, as well as all other documents and reports that we are required to file, with the SEC and the Trustee prior to March 24, 2016, we will have cured the Event of Default and the Acceleration remedy will not become available.
We have previously announced that we believe that we will be able to file the Q2 Quarterly Report, as well as all other delinquent SEC filings, on or before November 9, 2015, and we are currently on track to meet that schedule.
Effect of Delisting Under the Indenture
As previously disclosed, The Nasdaq Stock Market has notified us that we are not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of our failure to timely file the Q2 Quarterly Report. We submitted a plan to regain compliance and requested an exception to Rule 5250(c)(1) pending completion of that plan. On July 22, 2015, we received notification that the Nasdaq Staff has granted us an exception subject to the condition that, on or before November 9, 2015, we must have filed all delinquent SEC filings as required by Nasdaq Listing Rule 5250(c)(1). As stated above, we currently believe that we will be able to regain compliance within the timeframe allowed by the exception.
If we fail to regain compliance with Nasdaq Listing Rule 5250(c)(1) within the timeframe allowed by the exception, we will have the ability to request an additional exception from a Nasdaq Hearings Panel. We would expect that any delisting action would be stayed pending issuance of the Hearings Panel’s decision, but there can be no assurance that the Hearings Panel will grant us additional time. If our Class A Non-Voting Common Stock ceases to be listed on the Nasdaq exchange, such delisting will constitute a “Fundamental Change” and a “Make-Whole Fundamental Change” under the terms of the Indenture, which would give each holder of Notes the right, at its option, to require us to repurchase for cash all of the holder’s Notes for a an amount equal to 100% of the principal amount plus accrued and unpaid interest.

Disclosures About Forward-Looking Statements
This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding our timing expectations for regaining compliance with the reporting obligations under the Indenture and the Nasdaq Listing Rules. There are important factors that could cause our actual results to differ materially from those stated or implied by the forward-looking statements. These factors include the risk that additional information may arise as a result of our internal review, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments or that the process of preparing our restated financial statements (including review by our current and former independent registered public accounting firms) takes longer than currently anticipated. For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as supplemented by our Current Report on Form 8-K dated May 14, 2015.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

99.1	EZCORP, Inc. press release issued on September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: September 29, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	EZCORP, Inc. press release issued on September 29, 2015

4